Exhibit 99.3

June 13, 2019

Navidea Biopharmaceuticals Regains Direct Control of Intellectual Property

DUBLIN, Ohio--(BUSINESS WIRE)-- On June 12, 2019, Vice Chancellor Joseph Slights of the Court of Chancery of the State of Delaware issued an oral ruling granting the motion of Macrophage Therapeutics, Inc. (“MT”), a subsidiary of Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), to declare as void certain transactions putatively authorized by MT’s former Chief Executive Officer, Dr. Michael Goldberg (“Dr. Goldberg”), pursuant to which Dr. Goldberg purported to transfer certain of Navidea’s intellectual property rights (which had been assigned to MT) to a company controlled by Dr. Goldberg.

On February 20, 2019, upon learning of those purported transactions, MT initiated a suit against Dr. Goldberg in the Court of Chancery of the State of Delaware, alleging, among other things, breach of fiduciary duty as a director and officer of MT and conversion, and to obtain a declaratory judgment that the transactions Dr. Goldberg purportedly caused MT to effect are void. The Court found that Dr. Goldberg’s actions were not authorized in compliance with the Delaware General Corporate Law. Specifically, the Court found that Dr. Goldberg’s creation of a new subsidiary of MT and the purported assignment by Dr. Goldberg of MT’s intellectual property to that subsidiary were void. The Court’s ruling follows the Court’s order on May 23, 2019 in the case, in which it found Dr. Goldberg in contempt of its prior order holding Dr. Goldberg responsible for the payment of MT’s fees and costs to cure the damages caused by Dr. Goldberg’s contempt. MT’s claims for breach of fiduciary duty and conversation against Dr. Goldberg remain pending.

As a result of the Court’s ruling and Navidea’s prior termination of the sub-license between itself and MT, all of the intellectual property related to the Manocept platform is now directly controlled by Navidea.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its ManoceptTM platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts.

For more information, please visit www.navidea.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward looking statements include: (i) our intentions to offer and sell securities in underwritten public offering, including the grant of an option period to our underwriter; (ii) our expectations for the use of proceeds received from the offering; and (iii) our intentions to file the preliminary prospectus supplement and accompanying base prospectus with the SEC. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: whether or not the Company will be able to raise capital through the sale of its shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally, any future actions by Platinum-Montaur; general economic and business conditions, both nationally and in our markets; our history of losses and uncertainty of future profitability; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; our expectations and estimates concerning future financial performance, financing plans and the impact of competition; our ability to raise capital sufficient to fund our development and commercialization programs; our ability to implement our growth strategy; anticipated trends in our business; advances in technologies; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. There can be no assurance that the Company will be able to complete the proposed public offering on the anticipated terms, or at all. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release, except as required by applicable law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

View source version on businesswire.com: https://www.businesswire.com/news/home/20190613005758/en/

Navidea Biopharmaceuticals, Inc.
Jed Latkin, CEO, 614-973-7490
jlatkin@navidea.com

Source: Navidea Biopharmaceuticals, Inc.